ANNUITY                    IDS(R) LIFE INSURANCE COMPANY
APPLICATION

________________________________________________________________________________
1. Full Name of Annuitant                                       Sex
                                                               [ ] M
                                                               [ ] F
________________________________________________________________________________
2. Age          Birthdate                Taxpayer Account Number
                                         (Social Security Number)
                                          ______|____|__________

--> Proof of age is required before commencement of annuity income payments (see reverse side for acceptable forms).
________________________________________________________________________________
3.    a. Res. No. & St. (or R.F.D.), City, County, State, ZIP
      (If different mailing address is desired, indicate in No. 10)
      _________________________________________________________________

      _______________________________________________ZIP ______________

   b. Where are premium notices to be sent?
      _________________________________________________________________

      _______________________________________________ZIP ______________

________________________________________________________________________________
4. Is this annuity intended to replace or change existing life insurance or annuities?....................[ ] Yes  [ ] No

________________________________________________________________________________
5. Type of Business or Trade

   _______________________________________________________________________
   Occupation-Duties

   _______________________________________________________________________

________________________________________________________________________________
6. Ownership: (If Owner is other than the Annuitant)

                           Name                    Relationship

    Owner ________________________________________ __________________

________________________________________________________________________________
7. Beneficiary, Name and Relationship to Annuitant:
   (Omit for all Immediate Non-Refund plans)


________________________________________________________________________________
8. Is Annuity being purchased under a "Tax Favored" plan?

   [ ] No
   [ ] Yes, then

          Check the applicable plan:

          [ ] Purchased by a Public School as a "Tax Sheltered Annuity" for an employee.

          [ ] Purchased by a 501(c)(3) Organization as a "Tax Sheltered
              Annuity" for an employee.

          [ ] Keogh

          [ ] Other
________________________________________________________________________________
9. PLAN APPLIED FOR: (Complete either a or b - not both)

   a. Deferred Annuity:

      (1) Check applicable plan:

           [ ] Single Purchase Payment

           [ ] Installment Purchase Payment or Flexible Purchase Payment

      (2) Allocation percentage of _________% for variable annuity with remainder for fixed dollar annuity.

      (3) Other information required:

          Retirement Age ___________

          Amount of Annual or Single Purchase Payment $______________

          Annual amount is payable:

          [ ] Annually                      [ ] Quarterly
          [ ] Semi-Annually                 [ ] Monthly
          [ ] Irregular-Check box for the appropriate months that amount is payable:

               [ ] Jan   [ ] Feb   [ ] Mar   [ ] Apr   [ ] May   [ ] June

               [ ] July  [ ] Aug   [ ] Sept  [ ] Oct   [ ] Nov   [ ] Dec

          First notice should arrive on _________________(month) _______(day)

   b. Immediate Annuity:

      (1) Check applicable plan:

           [ ] Non-Refund                   [ ] 5 Years Certain and Life

           [ ] With Refund                  [ ] 10 Years Certain and Life

           [ ] Joint & Survivor-Full        [ ] 15 Years Certain and Life
               to Survivor

           [ ] Joint & Survivor-2/3 to Survivor

      (2) Allocation percentage of _________% for variable annuity with remainder for fixed dollar annuity.

      (3) Other information required:

          Day of each month on which Annuity Income Payments are to be payable to the annuitant ______________

          Amount of Single Purchase Payment $______________

      (4) Complete Only If Immediate Joint & Survivor Annuity Applied For

          ______________________________________________________________________
          Full Name of Joint Annuitant                          Sex
                                                               [ ] M
                                                               [ ] F
          ______________________________________________________________________
            Age            Birthdate             Taxpayer Account Number
                                                 (Social Security Number)
                                                  ______|____|_________

                  --> Proof of age is required before commencement of annuity income payments (see reverse side for acceptable forms).
________________________________________________________________________________
10. Remarks, explanations and special instructions.


________________________________________________________________________________
11. Home Office corrections and additions.(Not to be used for changes of amount classification, plan or benefits in states where prohibited. In such states, such changes shall be made only if agreed to in writing by the applicant.)


________________________________________________________________________________

I acknowledge receipt of a Prospectus for Fund_______ Dated__________ for Individual Variable Annuity Contracts. It is understood that all benefits and values provided by the contract, when based on investment experience of a separate account, are variable and are not guaranteed as to fixed dollar amount.

   IT IS AGREED (1) that the statements and answers on the application are complete and true and shall be the basis of any annuity issued hereon; (2) that no agent or other person except an officer of the Company has authority to accept any representation or information not contained in this application or to modify any annuity contract or waive any requirement in the application; (3) that except in states where prohibited by law, acceptance of any annuity issued on this application, whether or not on the plan applied for or at the rate stated above, will constitute a ratification of any change in the annuity, or correction in or addition to the application made by the Company in the space headed "Home Office Corrections and Additions," and a copy of the application attached to the annuity shall constitute sufficient notice of such change, correction or addition.

Dated at _____________________ this ________ day of ________________19______

______________________________________      ____________________________________
Signature of Other Applicant (if any)       Signature of Proposed Annuitant(s)


Witness: _____________________________      ____________________________________
             Signature of Licensed          Signature of Owner, if other than
                Representative              Annuitant
FORM 34531

                                  PROOF OF AGE

The Birth Certificate is preferable and usually acceptable. If not available any two of the following, listed in order of preference, are ordinarily acceptable.

1. Baptism Certificate

2. Family record of birth

3. Confirmation record showing age at time of confirmation

4. Certificate of Marriage showing age at time of marriage

5. Naturalization record

6. Passport at least five years old.

7. Military discharge paper

8. Life insurance record of policy issued at least five years ago

                            REPRESENTATIVE'S REPORT
________________________________________________________________________________
1. What is Annuitant's marital status?

    [ ] Single [ ] Married  [ ] Separated   [ ] Widowed   [ ] Divorced

2. Is the Annuitant an IDS customer?                            [ ] YES [ ] NO

   If yes, [ ] Life Ins. [ ] Annuities [ ] Funds [ ] IAP [ ] Certificates
________________________________________________________________________________

                             FOR COMMISSION CREDIT
________________________________________________________________________________
Divisional
Sales Office ____________________________________________________ No. __________

Divisional
Sales Manager ___________________________________________________ No. __________
                                                IS THIS YOUR
District                                     ASSIGNED DIST. MGR?
Sales Manager _____________________________  [ ] YES  [ ] NO      No. __________

Senior Sales
Representative __________________________________________________ No. __________

Junior Repr. [ ]
Trainer      [ ] ________________________________________________ No. __________

Representative's                Area                 Phone
Phone No.                       Code__________       No.___________________
________________________________________________________________________________

____________________________________________________________________________________________________________________________________

1. List other IDS LIFE, IDS & ISA accounts, including other applications submitted with this application. If none, write "NONE"

                                                                                                            RELATIONSHIP
ACCOUNT NUMBER                                     NAME                                       (Explain if not Spouse or minor Child)
______________ ______________________________________________________________________________ ______________________________________

______________ ______________________________________________________________________________ ______________________________________

______________ ______________________________________________________________________________ ______________________________________

______________ ______________________________________________________________________________ ______________________________________

____________________________________________________________________________________________________________________________________

                SPECIAL INFORMATION APPLICABLE TO SINGLE PREMIUM IMMEDIATE NON-REFUND ANNUITY APPLICATIONS
____________________________________________________________________________________________________________________________________

1.   Does the  proposed  annuitant  appear  to be in good  physical  health  and        YES   NO
     possess full understanding of the nature of the annuity being purchased? If
     no, describe in a separate letter.                                                 [ ]   [ ]

2.   Is he now under  doctor's  care?  In all cases give the name and address of
     applicant's physician.                                                             [ ]   [ ]

3.   Do the  proposed  annuitant's  finances,  exclusive  of  proceeds  from the annuity, appear reasonably adequate to meet emergencies?  If no, explain in
     a separate letter.                                                                 [ ]   [ ]

4.   Does  the  proposed  annuitant  have  an  adviser,  attorney,   accountant,
     clergyman,  etc.,  with whom he consults  concerning  the management of his financial  affairs?  If so, give names and  addresses  of such  persons and
     state whether the purchase of this annuity was discussed with such persons.        [ ]   [ ]

5.   Give names and addresses of close relatives  (spouse,  children,  brothers, sisters):
____________________________________________________________________________________________________________________________________

                                SPECIAL INFORMATION APPLICABLE TO "TAX-SHELTERED" ANNUITIES
____________________________________________________________________________________________________________________________________
1. How many years of service does Annuitant have with present employer? ________________________ years

2. Annuitant's present annual salary from present employer. $____________

3. What is the total of the Annuitant's contributions to other "tax-sheltered" plan(s) while employed by the present employer?

        Through the end of the last taxable year (usually Dec. 31 of previous year) $__________. Current tax year $______________.

4. Name of Employer Retirement Plan, if any, employee is covered under___________________________________________________________.
____________________________________________________________________________________________________________________________________

                             SPECIAL INFORMATION APPLICABLE TO VARIABLE ANNUITY APPLICATIONS
____________________________________________________________________________________________________________________________________

1. Assets reasonably expected to provide retirement income:

         a. Life Insurance                 $______________             c. Other Assets                  $______________
         b. Stocks & Bonds                 $______________

2. Indebtedness

         a  Loans on Life Insurance        $______________             c. Loans on Other Assets         $______________
         b. Loans on Stocks & Bonds        $______________             d. Other Indebtedness            $______________

3. Direct sources of retirement income (in dollars of monthly income):

         a. Pension                        $______________ per mo.     c. Fixed Dollar Annuities        $______________  per mo.
         b. Social Security                $______________ per mo.     d. Other                         $______________  per mo.


4. Total amount of reasonably expected monthly fixed dollar income at retirement from
   assets and direct sources:                                                                           $______________  per mo.


5. Total amount of reasonably expected monthly variable income at retirement, before this application:  $______________  per mo.
   Additional information known by sales representative:

____________________________________________________________________________________________________________________________________

I hereby certify that I personally solicited this application: that the application and this report are complete and accurate to the best of my knowledge and belief. To the best of my knowledge and belief, this application [ ] does [ ] does not involve replacement of existing life insurance or annuities (If replacement is involved, complete applicable requirements.)

                                          ______________________________________
                                               SIGNATURE OF REPRESENTATIVE